UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2016

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-35761	75-3241967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 2nd Avenue S Saint Petersburg, FL	33701	(727) 895-7737
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Compensatory Arrangements of Certain Officers.
On August 10, 2016, the Company and its Chief Underwriting Officer, Mr. Paul DiFrancesco, entered into an employment agreement (the DiFrancesco Employment Agreement). The DiFrancesco Employment Agreement provides that the Company will employ Mr. DiFrancesco on an at-will basis, for a term that begins on the effective date and continues until the first (1st) anniversary of the effective date. The DiFrancesco Employment Agreement will automatically renew for additional one-year terms unless either party provides 30 days' written notice of such party's intent to terminate Mr. DiFrancesco's employment, or unless the Company terminates Mr. DiFrancesco's employment for "cause" as such term is defined in the DiFrancesco Employment Agreement.  Pursuant to the DiFrancesco Employment Agreement, Mr. DiFrancesco will receive an annual base salary of $250,000.  In addition, the DiFrancesco Employment Agreement provides that Mr. DiFrancesco (1) is eligible to receive annual cash bonuses at the discretion of the Board of Directors of the Company, based on achievement of performance goals to be established by the Company's executive management team and the Board, and (2) is eligible to participate in other benefits generally available to senior executives of the Company, including equity compensation plans. The DiFrancesco Employment Agreement also provides that the Company may negotiate and enter into a Restricted Stock Agreement (RSA) with Mr. DiFrancesco. Any grants under such RSA would be purely discretionary and will be based on the Board's evaluation of achievement against goals established for the senior executive group including Mr. DiFrancesco.

The DiFrancesco Employment Agreement provides that upon the termination of Mr. DiFrancesco's employment, he will refrain from soliciting any employee and certain former employees of the Company for two years following the termination of Mr. DiFrancesco's employment, unless such employee has not been employed by the Company for more than one year.

The foregoing description does not purport to be a complete description of the DiFrancesco Employment Agreement is qualified by reference to the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01(d): Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

By:    /s/ Brad Martz
Name:     Brad Martz
Title:     Chief Financial Officer
(principal financial officer)

Date: August 15, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated August 10, 2016, between United Insurance Holdings Corp. and Paul DiFrancesco